Exhibit b

BY-LAWS

OF

FOREFRONT INCOME TRUST

As of August 20, 2014

These By-Laws have been adopted by the Trustees pursuant to the authority granted to them under the Forefront Income Trust Certificate of Trust filed March 11, 2014 with the office of the Delaware Secretary of State under the Delaware Statutory Trust Act, and the Forefront Income Trust Agreement and Declaration of Trust (the “Declaration”) executed in connection therewith, and are subject to the terms and limitations of the Declaration as it may be amended from time to time. All terms capitalized in these By-Laws, unless otherwise defined herein, shall have the meanings ascribed to them in the Declaration.

ARTICLE 1

SHAREHOLDERS AND SHAREHOLDERS’ MEETINGS

Section 1.01. Chairman. The Chairman of the Board of Trustees, if any, shall act as chairman at all meetings of the Shareholders. In such Chairman’s absence, the Trustee or Trustees present at each such meeting may elect a temporary chairman for the meeting, who may be one of them. At any Shareholders’ meeting, the Chairman (or such temporary chairman) shall be empowered to determine the construction or interpretation of the Declaration and these By-Laws, or any part thereof or hereof, and the ruling of the Chairman shall be final.

Section 1.02. Meetings. A meeting of the Shareholders shall be held whenever called by the Trustees, whenever election of a Trustee or Trustees by Shareholders is required by the provisions of the Investment Company Act of 1940 (the “1940 Act”) and whenever otherwise required pursuant to the Declaration or applicable laws, rules or regulations. Notice of each meeting of the Shareholders, stating the time, place and the purposes for which the meeting is called, shall be given to each Shareholder entitled to vote thereat, at least (7) seven days before the time fixed for the meeting. No notice need be sent to any Shareholder who has failed to inform the Trust of such Shareholder’s address. No notice need be given to any Shareholder if a waiver of notice is provided before or after the meeting by such Shareholder or such Shareholder’s attorney thereunto authorized. At any meeting of the Shareholders, if a quorum for the transaction of business is not present or represented as required pursuant to the Declaration, the chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting of the time and place to which the meeting is adjourned, until such a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder entitled on the new record date to vote at the meeting.

Section 1.03. Trustee Eligibility, Service. Trustees need not own Shares of the Trust. Each Trustee shall hold office until the earlier of (A) the expiration of his or her term and the election and qualification of his or her successor, (B) his or her death, (C) his or her resignation or (D) his or her removal.

Section 1.04. Inspectors of Election. At any meeting of Shareholders, the Chairman (or such other person serving as chairman of the meeting) may appoint one or more Inspectors of Election or Balloting to supervise the voting at such meeting or any adjournment thereof. If Inspectors are not so appointed, the Chairman (or such other person serving as chairman of the meeting) may, and on the request of any Shareholder present or represented and entitled to vote shall, appoint one or more Inspectors for such purpose. Each Inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election or Balloting, as the case may be, at such meeting with strict impartiality and according to the best of his or her ability. If appointed, Inspectors shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

1

ARTICLE 2

TRUSTEES AND TRUSTEES’ MEETINGS

Section 2.01. Regular Meetings of Trustees. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine; provided, that notice of such determination, and of the time and place of the first regular meeting thereafter, shall be given to each absent Trustee in accordance with Section 2.03 hereof.

Section 2.02. Special Meetings of Trustees. Special meetings of the Trustees may be held at any time and at any place when called by the principal executive officer or principal financial officer of the Trust or by any two (2) or more Trustees, or pursuant to a vote of the Trustees adopted at a duly constituted meeting of the Trustees; provided, that notice of the time and place thereof shall be given to each Trustee in accordance with Section 2.03 hereof.

Section 2.03. Notice of Meetings. Notice of any regular or special meeting of the Trustees (to the extent required) shall be sufficient if given in writing to each Trustee, and if sent by mail at least five (5) days, by a nationally recognized overnight delivery service at least two (2) days or by facsimile or electronic mail at least twenty-four (24) hours before the meeting, addressed to his or her usual or last known business or residence address, or if delivered to him or her in person at least twenty-four (24) hours before the meeting. Notice of a special meeting need not be given to any Trustee who was present at an earlier meeting, not more than thirty-one (31) days prior to the subsequent meeting, at which the subsequent meeting was called. Unless applicable law, these By-Laws or a resolution of the Trustees might otherwise dictate, notice need not state the business to be transacted at or the purpose of any meeting of the Board of Trustees. Notice of a meeting may be waived by any Trustee by written waiver of notice, executed by him or her before or after the meeting, and such waiver shall be filed with the records of the meeting. Attendance by a Trustee at a meeting shall constitute a waiver of notice, except where a Trustee attends a meeting for the purpose of protesting, prior thereto or at its commencement, the lack of notice. No notice need be given of action proposed to be taken by unanimous written consent.

Section 2.04. Quorum; Presiding Trustee. At any time when there is more than one Trustee, a quorum for all meetings of the Trustees shall be one-third, but not less than two, of the Trustees being present (within or without the State of Delaware). Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Unless the Trustees shall otherwise elect, generally or in a particular case, the Chairman (if any) shall be the presiding Trustee at each meeting of the Trustees. In the absence of such Chairman, the principal executive officer shall preside over the meeting. In the absence of both the Chairman and the principal executive officer, the Trustees present at the meeting shall elect one of their number as presiding Trustee of the meeting.

Section 2.05. Participation by Telephone. One or more of the Trustees may participate in a meeting thereof or of any committee of the Trustees by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

2

Section 2.06. Location of Meetings. Trustees’ meetings may be held at any place, within or without the State of Delaware.

Section 2.07. Actions by Trustees. Unless a greater proportion is required by the Declaration, these By-Laws or the 1940 Act or other applicable law, action of a majority of the Trustees present at a meeting at which a quorum is present shall constitute action of the Board of Trustees. The results of all voting shall be recorded by the Secretary, or an acting secretary designated by the Trustees for the purposes of the meeting, in the minute book.

Section 2.08. Trustees’ Action in Writing. Nothing in this Article 2 shall limit the power of the Trustees to take action by means of a written instrument without a meeting, as provided in the Declaration.

Section 2.09. Rulings of Presiding Trustee. All other rules of conduct adopted and used at any Trustees’ meeting shall be determined by the presiding Trustee of such meeting, whose ruling on all procedural matters shall be final.

ARTICLE 3

COMMITTEES

Section 3.01. Power of Trustees to Designate Committees. The Trustees, by vote of a majority of the Trustees, may elect from their number an Executive Committee, a Nominating Committee, an Audit Committee and any other committees and may delegate thereto some or all of their powers except those which by law, by the Declaration or by these By-Laws may not be delegated; provided, that an Executive Committee shall not be empowered to elect any officer of the Trust, to amend the By-Laws, to exercise the powers of the Trustees under this Section 3.01 or under Section 3.03 hereof, or to perform any act for which the action of a majority of the Trustees is required by law, by the Declaration or by these By-Laws. The members of any such committee shall serve at the pleasure of the Trustees.

Section 3.02. Rules for Conduct of Committee Affairs. Except as otherwise provided by the Trustees, each committee elected or appointed pursuant to this Article 3 may adopt such standing rules for the conduct of its affairs as it may deem appropriate, subject to review and approval of such rules and regulations by the Trustees, if and when the Trustees choose to do so, but in the absence of any such action or any contrary provisions by the Trustees, the business of each committee shall be conducted, so far as practicable, in the same manner as for the Trustees, as provided herein and in the Declaration.

Section 3.03. Trustees May Alter, Abolish, etc., Committees. The Trustees may at any time (a) alter or abolish any committee, (b) change the membership of any committee or (c) revoke, rescind, waive or modify any action of any committee or the authority of any committee with respect to any matter or class of matters.

Section 3.04. Minutes; Review by Trustees. Any committee which the Trustees form or to which they delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees.

3

ARTICLE 4

OFFICERS

Section 4.01. Officers of the Trust. The Trust shall have such officers as it is required to have, and shall elect or appoint them, and fill vacancies in such offices, as required by applicable laws, rules or regulations. It may have such other officers, if any, as the Trustees may designate, including without limitation a President, a Treasurer, a Secretary and/or any other officers. Any person may hold more than one office. Any office created by the Trustees shall involve such duties as the Trustees may from time to time determine to be appropriate in order to conduct the business of the Trust.

Section 4.02. Time and Terms of Election. Officers, if any, shall be elected no less frequently than annually at a meeting of the Trustees; provided that the Trustees may authorize the Chairman to appoint such officers as they may determine. Officers shall hold office until the applicable meeting of the Trustees or until their successors shall have been duly appointed, and may be removed at any meeting by the affirmative vote of a majority of the Trustees.

Section 4.03. Resignation and Removal. Any officer may resign at any time by giving written notice to the Trustees. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Trustees may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred; provided that the Chairman may choose a successor to any officer the Trustees have authorized the Chairman to appoint.

Section 4.04. Fidelity Bond. The Trustees may, in their discretion, direct any officer appointed by them to furnish at the expense of the Trust a fidelity bond approved by the Trustees, in such amount as the Trustees may prescribe.

Section 4.05. Substitutions. In case of the absence or disability of any officer of the Trust, or for any other reason that the Trustees may deem appropriate, the Trustees may delegate, for the time being, any of the powers and duties of one officer to any other officer, or to any Trustee.

Section 4.06. Execution of Deeds, etc. Except as the Trustees may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations or instruments made, accepted or endorsed by the Trust shall be signed or endorsed on behalf of the Trust by its properly authorized officers or agents as provided in the Declaration, these By-Laws or by resolution.

Section 4.7. Power to Vote Securities. Unless otherwise ordered by the Trustees, the Chairman shall have full power and authority on behalf of the Trust to give proxies for, and/or to attend and to act and to vote at, any meeting of shareholders of any corporation or other entity of which the Trust may hold shares or other securities or interests, and at any such meeting the Chairman or his or her proxy shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Trust might have possessed and exercised if present. The Trustees, by resolution from time to time, or, in the absence thereof, the Chairman, may confer like powers upon any other person or persons, including any other officer, as attorneys and proxies of the Trust.

4

ARTICLE 5

SEAL

The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. Unless otherwise required by the Trustees, no seal shall be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 6

SHARES

Section 6.01. Certificated and Uncertificated Shares. The Trustees may issue an unlimited number of Shares in one or more classes or series either in certificated or uncertificated form. They may issue certificates to the holders of a class or series of Shares which was originally issued in uncertificated form, and if they have issued Shares of any class or series in certificated form, they may at any time discontinue the issuance of Share certificates for such class or series and may, by written notice to such Shareholders of such class or series, require the surrender of Share certificates to the Trust for cancellation, which surrender and cancellation shall not affect the ownership of Shares for such class or series. For any class or series of Shares issued without certificates, the Trust or its transfer agent may either issue receipts therefor or keep accounts of the record holders of such Shares upon the books of the Trust. Such record holders shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares as if they had received certificates therefor and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration.

ARTICLE 7

AMENDMENTS

The Trustees shall have the power to amend or repeal the By-Laws or adopt new By-Laws at any time for the conduct of the business of the Trust. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws that are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the provisions of the Declaration.

5